                                                                    Exhibit 10rr

                             JOINT VENTURE AGREEMENT


         AGREEMENT (the "Agreement"), dated as of December 1, 1995, by and between LoJack Venture Corporation, a Massachusetts corporation having its principal place of business at Norfolk Place, 333 Elm Street, Dedham, Massachusetts 02026, ("LVC") and Micrologic, Inc., a Massachusetts corporation having its principal place of business at 78 Fourth Avenue, Waltham, Massachusetts 02154, ("Micrologic").

                                    Recitals
                                    --------

         WHEREAS, the parent of LVC is the vehicle recovery and automotive security business and is the owner of patents and other proprietary technology in the field, including the trademark LOJACK(R) applied to such vehicle recovery and automobile security business, and has given LVC the right to authorize the use of the same pursuant to this agreement; and

         WHEREAS, Micrologic is in the design, engineering and technology development business and is the technical developer of the LoJack Stolen Vehicle Recovery System and has developed the concept of a completely self-contained transponder; and

         WHEREAS, the parties wish to continue to develop a new self-contained transponder technology using state of the art technology, of which the first application will be a next generation LoJack Unit, designated LJU-III; and

         WHEREAS, the parties believe that the development process will result in additional proprietary technology (the "Technology") which also will have applications beneficial to LVC outside of stolen vehicle recovery and vehicle security; and

                                      - 1 -
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         WHEREAS, the parties would like jointly to exploit these other applications; and

         WHEREAS, the parties wish to form a joint venture for the purpose of developing LJU-III and the Technology; and

         WHEREAS, the parties desire to set forth their respective interests in the joint venture with respect to the services to be rendered and in any profits, losses, or liabilities arising therefrom;

         NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

         1.   Formation of Joint Venture.
              --------------------------

              (a) The parties hereby agree to form a joint venture (the "Joint Venture") solely for the purposes of developing the Technology (the "Project") and exploiting the Technology for the benefit of the Joint Venture. The Joint Venture shall be known as "SCT Development Venture". The parties hereto are sometimes herein referred to as "Venturers" or, where applicable, "Venturer".

              (b) The Venturers agree to use their best efforts to carry out the respective duties and obligations of the Joint Venture required of them, or each of them hereunder; to protect and further the interests of the Joint Venture; and to contribute such funds as are required of each such Venturer to be contributed to undertake and carry out the Project as herein described.

              (c) This Agreement shall not constitute any Venturer the partner or agent of any other Venturer except as herein expressly provided, nor in any manner limit the Venturers in carrying on their respective separate businesses or activities, nor impose upon

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any Venturer any fiduciary duty by reason of its carrying on its separate business or activity, nor impose upon any Venturer any liability or obligation to the other Venturer or the Joint Venture except as expressly provided herein.

              (d) Except as otherwise expressly and specifically provided herein, no Venturer shall have any authority to act for or to assume any obligations or responsibility on behalf of the Joint Venture or any other Venturer.

              (e) Except as otherwise expressly and specifically provided herein, no Venturer shall have the right to borrow money on behalf of the Joint Venture or any other Venturer. No Venturer shall have the right to use the credit of another Venturer for any purpose whatsoever.

              (f) Subject to the provisions of Section 15, the Venture shall terminate on December 31, 2015.


         2.   Contributions to the Joint Venture.
              ----------------------------------

              (a) LVC hereby contributes $10,000 in cash, the receipt of which is hereby acknowledged.

              (b) Micrologic hereby contributes $10,000 in cash, the receipt of which is hereby acknowledged.

              (c) Working capital shall be contributed equally by the Venturers, as provided in Section 4.

              (d) LVC and the Joint Venture shall execute a License Agreement substantially in the form attached hereto as Exhibit B.

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              (e)  Micrologic and the Joint Venture shall execute a LJU-III
Development Agreement substantially in the form attached hereto as Exhibit C.

         3.   Interest in Property, Profits and Losses and Liabilities.
              --------------------------------------------------------

              (a) All property of the Joint Venture of whatever description ("Property of the Joint Venture"), including, without limitation, accounts receivable, cash receipts and undistributed cash used, generated or earned in connection with the performance of the Project and proceeds of insurance and fidelity bonds with respect to property or funds of the Joint Venture and loan proceeds shall be deemed owned by the Joint Venture. No Venturer, individually, shall have any ownership of or title to such property.

              (b) The Venturers' interest in the Property of the Joint Venture and in the Profits, Losses, Operating Deficits and liabilities of the Joint Venture shall be shared in the following percentages ("Proportionate Shares") namely: LVC 50% and Micrologic 50%. The Proportionate Shares of the Venturers are subject to adjustment in the event a Venturer does not furnish its Proportionate Share of working capital or pay its Proportionate Share of any Operating Deficit or Loss as provided in Section 5.

              (c) Each Venturer shall be jointly and severally liable to third parties as to obligations of the Joint Venture; provided, however, that as between the Venturers, each Venturer shall indemnify and save the other harmless from and against any loss sustained or liability incurred in the performance of or in connection with the Project or this Agreement, to the extent any such loss or liability shall exceed such Venturer's respective Proportionate Share thereof.

         4.   Working Capital; Bank Account.
              -----------------------------


                                     - 4 -

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              (a)  Initial working capital in the aggregate amount of $20,000 has been contributed to the Joint Venture. Thereafter additional working capital shall be furnished by the Venturers at such times and in such amounts as may be determined by the Venturers. All contributions to working capital by the Venturers shall be in amounts equal to their respective Proportionate Shares. All working capital contributed shall be repaid to the Venturer contributing the same prior to the distribution of any Profits.

              (b) The Venturers shall open and establish such bank account(s) under such description or title as the Venturers may determine. All funds contributed or advanced by the Venturers, as well as all funds received on account of the performance of the Project and all proceeds of insurance and fidelity bonds, shall be deposited in the bank account(s) of the Joint Venture. Withdrawals from the bank account(s) shall be made only in such manner and form as the Venturers may from time to time direct by such persons as are approved by the Venturers.

         5.   Failure to Contribute; Right to Cure.
              ------------------------------------

              If any Venturer (the "Defaulting Party") shall at any time fail to make the payments required to be made or contributed pursuant to this Agreement, including, without limitation, contributions to working capital and contributions on account of Operating Deficits and Losses, then:

         (i) If such failure shall occur prior to July 31, 1996, the other Venturer (the "Non-Defaulting Party") may make such contribution and the proportional interest of the Non-Defaulting Party shall be increased by a percent determined by dividing the amount of the contribution made by the Non-Defaulting Party by $803,025 and multiplying the quotient

                                     - 5 -
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by one hundred. For example, if the amount of the contribution is $26,767 and the Non-Defaulting Party's percentage prior to the contribution is fifty percent (50%), after the contribution the Non-Defaulting Party's percentage would be fifty-three and one-third percent (53 1/3%) determined as follows:
26,767/803,025=1/30x100=3 1/3%+50%=53 1/3%.

         (ii) If such failure shall occur thereafter, the Non-Defaulting Party may, within ten (10) days after written notice specifying the default and prior to cure thereof by the Defaulting Party, without waiving or releasing the Defaulting Party, contribute the amount in default for the account of the Defaulting Party. If the Non-Defaulting Party does so contribute the amount in default, the amount of such contribution, together with interest thereon at 3% above the then current prime rate of Bank of Boston from the date of such contribution, shall become a debt of, and be paid by, the Defaulting Party to the Non-Defaulting Party within forty-five (45) days after written demand. If the debt is not paid by the Defaulting Party within said forty-five (45) day period, in addition to any other remedy or relief available to the Non-Defaulting Party, said debt shall be deemed a lien upon and collectible out of the Defaulting Party's interest in, and distributions from the Joint Venture. Reimbursement of amounts paid under this Section shall have priority over payment of any distribution to the Defaulting Party under this Agreement.

         6.   Manager. The general supervision and management of the Joint
              -------
Venture and any and all matters relating thereto shall be under the general charge and control of a board of three managers. One such manager shall be designated by each Venturer from among its executive officers and directors. The Venturers together shall designate a third member of the Board of Managers who shall not be an employee or director of either Venturer or of a

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subsidiary or parent of either Venturer. The Board of Managers may delegate day-to-day operating authority to one or more persons (the "Manager"). Initially, in the absence of such designation, Joseph F. Abely and Sheldon Apsell jointly shall act as Manager. Until further or other delegation is made by the Board of Managers, both of them, acting together as Manager shall have the power, in the name of the Joint Venture, to execute and deliver sales orders, purchase orders, contracts, and other agreements, and to borrow money, obtain letters of credit and pledge Property of the Joint Venture as collateral for obligations of the Joint Venture, except that, where any single commitment resulting in an obligation of the Joint Venture exceeds $5,000 in amount, or the total of such commitments then outstanding exceed $10,000 in the aggregate, the Manager shall obtain the approval of the Venturers before executing any such agreements. The Manager shall be given such additional specific powers as the Venturers may from time to time delegate. Unless specifically authorized by the Venturers, the Manager shall serve without compensation.

         7.   Venture Costs. Costs of performance of the Joint Venture ("Venture
              -------------
Costs") to be borne by the Joint Venture and shared by the Venturers shall consist of all costs incurred pursuant to the Development Contract, all costs of exploiting the Technology, and all administrative costs, insurance (other than a Venturer's own general liability insurance and workers compensation insurance relating to a Venturer's own employees which shall not be borne by the Joint Venture), taxes, if any, imposed on the Joint Venture or the Property of the Joint Venture, legal fees, accounting fees, liability, fidelity or casualty losses not covered by insurance, compensation and benefits (if any, as approved by the Venturers) of the Manager and other administrative, supervisory and clerical personnel employed directly by

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the Joint Venture or assigned full time to the Joint Venture, all costs attributable to the maintenance of an office and all other expenses and obligations incurred in connection with the performance of the Project of a kind and nature which, under generally accepted accounting principles, would be properly charged as an expense relating to the performance of the Project. Except by agreement of the Venturers, the Joint Venture shall not be charged for any overhead expenses or charges attributable to the main or branch offices of a Venturer, nor for compensation of officers and administrative staff of a Venturer unless assigned full time to the Project, nor for any costs associated with the negotiation, preparation or enforcement by a Venturer of this Agreement.

         8.   Books and Records.
              -----------------

              (a) Separate books of account and other records relating to the performance of the Project, the amount of Venture Costs incurred and revenue received in the performance of the Project, the amount of each Venturer's respective capital account, the records relating to bank accounts of the Joint Venture and all other matters pertaining to the Joint Venture and the Project shall be kept and maintained at the main office of the Joint Venture.

              (b) A periodic audit (or, if agreed upon by the Board of Directors, review) of the books and records shall be made by an independent firm of certified public accountants or by such individuals and at such intervals as may be agreed upon by the Venturers.

              (c) A true and correct accounting shall be rendered by the Manager to each Venturer monthly within thirty (30) days after the close of each month (and at the Completion

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of the Project) of all costs, expenses, and other data relating to the performance of the Project and the affairs of the Joint Venture.

              (d) Records shall be kept of each Venturer's capital account in the Joint Venture, including, without limitation, contributions to working capital, the amount of all distributions therefrom, and adjustments to capital accounts resulting from defaults, if any, pursuant to Section 5.

              (e) Each Venturer shall have the right at all reasonable times, during usual business hours, to audit, examine, and, at its expense, make copies of or extracts from the books and records maintained in connection with the Project. The Venturer or Venturers requesting such inspection shall bear all expenses incurred in any examination made for its or their account.

              (f) The books and records of the Joint Venture shall be kept for a period of five years after the Completion of the Project at such place or places as the Venturers may from time to time determine. The cost of maintaining and storing the books and records after Completion of the Project shall be borne by the Venturers in amounts equal to their respective Proportionate Shares.

              (g)  The fiscal year of the Joint Venture shall be December 31.

         9.   Tax Status, Returns and Allocations.
              -----------------------------------

              (a) Any provision hereof to the contrary notwithstanding, for federal income tax purposes, each of the Venturers hereby recognizes and agrees that the Joint Venture will be treated as a partnership in accordance with the provisions of the United States Internal Revenue Code, as the same may from time to time be amended; provided,

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however, that the filing of partnership tax returns shall not be construed to extend the purposes of the Joint Venture or expand the obligations or liabilities of the Venturers. The Venturers shall, by mutual agreement, file any election permitted or required under said Internal Revenue Code (the "Code") in confirmation of the foregoing provided, however, that the Venturers shall file an election under Section 754 of the Code on the first federal income tax return of the Joint Venture.

              (b) The Manager shall cause to be prepared all tax returns and statements, if any, which are required to be filed on behalf of the Joint Venture with the appropriate taxing authorities. Such returns and statements shall be submitted to the Venturers for their approval prior to filing, and, when approved by the Venturers, shall be filed promptly. The Venturers agree not unreasonably to withhold or delay approval of tax returns.

         10.  Division of Profits.
              -------------------

              (a) Profits or losses of the Joint Venture shall be allocated to the capital accounts of the Venturers in proportion to their respective ownership interests. All tax and other items separately allocated shall be allocated in proportion to aggregate profit or loss.

              (b) The Profits of the Joint Venture shall be distributed to the Venturers in the discretion of the Board of Managers. All distributions shall be in proportion to capital account balances. Either Venturer may require, to the extent that cash is available, that a distribution shall be made to each of the Venturers in an amount at least sufficient to pay estimated Federal and State income taxes on the taxable income of the Joint Venture, assuming each Venturer to be subject to such taxes at the maximum applicable effective rate, net, in the case of Federal taxes, of the benefit of the deduction of State taxes.

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Further, if combined capital accounts of the Venturers exceed $1,000,000, either
Venturer may require, to the extent of available cash, a distribution to the Venturers of an amount not more than the amount by which such combined capital accounts exceed $1,000,000.

              (c) As used herein, the term "Profits" shall mean the total amount of funds of the Joint Venture:

-        after payment of (i) all Venture Costs and any other costs and charges
         -------------
         incurred in the performance of the Project; (ii) all other costs and charges provided in this Agreement to be paid or borne by the Joint Venture theretofore due and payable; and (iii) any and all liens and claims against the Project or the Joint Venture (unless covered by insurance and being defended, without reservation of right, by the insurer or unless the parties agree in good faith to contest the same and maintain an adequate reserve therefor as set forth below);

-        and after the retention of adequate and reasonable reserves for (iv)
         --------------------------
         any liens or claims which either have been brought against the Project or the Joint Venture and not paid or covered by insurance (but contested as provided above) or which are reasonably anticipated by the Venturers to be brought and for (v) all other monetary obligations of the Joint Venture or the Venturers on its behalf not then due and payable, including a cash reserve approximately equal to an average one month's operating expenses of the Joint Venture; and

-        after repayment to the Venturers of (vi) all sums advanced by the
         -----------------------------------
         Venturers for working capital, as adjusted for defaults as provided in
         Section 5 hereof, including repayment of advances (and interest thereon) made by a Non-Defaulting Party.

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Any reserves, when no longer required, or so much thereof as shall remain, shall be distributed to the Venturers in the amount of their respective Proportionate Shares. This obligation shall survive the Completion of the Project.

         11.  Sharing of Losses and Operating Deficit.
              ---------------------------------------

              (a) If the cost of performance of the Project from time to time exceeds available cash from the sale of Product and working capital or if there are insufficient funds, at any time, to meet accrued obligations of the Joint Venture or the Venturers acting on its behalf ("Operating Deficit") or if, upon Completion of the Project there are insufficient funds to make the payments and reservations set forth in Section 10(i), (ii), (iii), (iv) and (v) ("Loss" or "Losses"), the Venturers shall be obligated to make additional contributions of cash or otherwise satisfy claims and obligations in the amount of their respective Proportionate Shares of the Operating Deficit or Loss, as the case may be. The liability of the Venturers for Losses shall continue with respect to any claims which at any time, either before or after the Completion of the Project, shall be made against them or either of them or the Joint Venture by reason of the Joint Venture or the Project or this Agreement.

              (b) Any deficit in the account of a Venturer by reason of its failure to contribute its required proportion of the Operating Deficit or Loss shall be subject to the provisions of Section 5 as a failure to contribute working capital.

         12.  Insolvency. In the event a Venturer shall institute proceedings or
              ----------
consent to proceedings requesting relief or an arrangement under the Federal Bankruptcy Code or any similar or applicable federal or state law; or if a petition under any federal or state bankruptcy or insolvency law is filed against a Venturer and such petition is not dismissed

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within sixty (60) days from the date of said filing; or if a Venturer admits in writing its inability to pay its debts generally as they become due; or if a Venturer makes a general assignment for the benefit of its creditors; or if a receiver, liquidator, trustee or assignee is appointed on account of its bankruptcy or insolvency; or if a receiver of all or any substantial portion of a Venturer's properties is appointed; or if a Venturer fails to perform promptly and diligently its obligations under this Agreement; or if a Venturer is a Defaulting Party and payments are made on its behalf under Section 5; then, from and after the date of such event, such Venturer shall cease to have any voice in the management of the Joint Venture and the Project and all acts, consents, and decisions with respect to the Joint Venture and the Project shall thereafter be taken solely by the other Venturer. The Venturer thus prohibited shall, however, remain liable for its Proportionate Share of Losses, Operating Deficits and liability for obligations of the Joint Venture, including those arising or accruing after the date of such prohibition.

         13.  Assignment. Neither this Agreement nor any interest of a Venturer
              ----------
herein (including any interest in the Property of the Joint Venture) may be assigned, pledged, transferred, or hypothecated, without the prior written consent of the other Venturer.

         14.  Rights of First Purchase.
              ------------------------

              (a) In the event of termination pursuant to Section 15, the terminating Venturer ("Offeror") shall offer in writing to sell its interest in the Venture (the "Offered Interest") to the other Venturer ("Offeree") as hereinafter provided. The written offer to sell shall state the terms and conditions of the proposed sale.

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              (b)  Upon receipt of such written notice and offer, the Offeree shall, within a period of ten (10) business days thereafter, give notice in writing to the Offeror of its election to negotiate for the purchase of the Offered Interest. Thereafter, for a period not to exceed 45 days after such notice by the Offeree, the parties shall proceed to negotiate in good faith for the purchase of the Offered Interest.

              (c) If the Offeree shall have elected not to negotiate, or if the parties shall have been unable to reach agreement within the 45 day period specified in subsection (b) hereof, then if the dispute between the parties relates to valuation, the issue of valuation shall be determined by arbitration in the City of Boston pursuant to the Rules for Commercial Arbitration of the American Arbitration Association. Valuation, as so determined, shall be binding upon the parties for all purposes. If the dispute is other than as to valuation, or if the Offeree declines to purchase based upon the value determined by arbitration, then the Venture shall be liquidated.

              (d) Nothing herein shall prevent any of the Venturers hereto from selling or otherwise transferring its entire interest, or any portion thereof, in this Agreement, and the Venture to its subsidiaries, affiliates, or parent (including a corporate or individual majority shareholder), provided that such transferee shall expressly assume and agree to be bound by all the terms and conditions of this Agreement.

              (e) It is hereby expressly agreed that upon any sale, assignment, transfer, mortgage, pledge, lease or other disposition of any Venturer's interest herein, including a judicial or involuntary sale or transfer, or a transfer by operation of law, the purchaser or transferee shall be bound by all of the terms and conditions of this Agreement, and by

                                    - 14 -
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acceptance of any such transfer shall be deemed to have assumed and agreed to be so bound, and will on request of the Venture execute an instrument in writing to that effect.

         15.  Voluntary Termination. This Agreement may be terminated at any
              ---------------------
time by the mutual agreement of the Venturers, or by either venturer on sixty
(60) days written notice.

         16.  Liquidation Procedures.
              ----------------------

              (a) Upon failure of negotiation as provided in Section 14, or if all Venturers otherwise wish to terminate this Agreement, (i) a final accounting shall be prepared by the Manager; (ii) all liabilities and obligations of the Joint Venture shall be discharged; and (iii) the Property of the Joint Venture and other assets of the Venture shall be distributed to the Venturer(s) as herein provided; provided, however, that in order to effect distribution, all or any portion of the Property of the Joint Venture and other assets of the Joint Venture may by agreement of the Venturers be sold and the proceeds thereof distributed in accordance with the foregoing.

              (b) (i) In no event shall a termination or liquidation of the Joint Venture terminate the LVC License Agreement. In the event of termination or liquidation, the provisions of the License Agreement shall cover the rights to the Technology which is subject to it.

                   (ii) Upon liquidation, the Technology shall be distributed in kind to the Venturers, who shall own it jointly, subject to the rights of LVC pursuant to the License Agreement. Any net proceeds from licensing the Technology shall be divided between the former Venturers in proportion to their respective Proportionate Shares immediately prior to liquidation.

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

                   (iii) Where a former Venturer exploits the Technology directly (i.e., without licensing), proceeds of exploitation of the
                   ----
         Technology shall be deemed to be two and one-half percent (2 1/2%) of the revenues recognized in accordance with generally accepted accounting principles for the subject line of business before interest, taxes, depreciation and amortization.

              (c) Any remaining assets shall be distributed to the Venturers in proportion to their Proportionate Shares.

         17.  Indemnity. Except as provided herein, in the event any claims are
              ---------
made or asserted against any Venturer or any parent, subsidiary or affiliate of a Venturer by reason of the execution of any agreements, guarantees, or other obligations assumed or guaranteed for or on behalf of the Joint Venture, and approved by the Joint Venture, the Joint Venture shall defend said claims and be responsible for the payment thereof, as well as otherwise indemnify and hold said Venturer, its parent, subsidiary or affiliate harmless from any loss, cost or expense incurred by it or them, or any of them, with respect thereto. All of the assets of the Joint Venture shall be available to discharge any claims so asserted against any of the Venturers, their parents, subsidiaries or affiliates, or any of them, in accordance with the foregoing.

         18.  General.
              -------

         18.1 Further Cooperation. The Venturers hereto agree to execute and
              -------------------
furnish any and all papers and documents which may reasonably be necessary to carry out the terms of this Agreement and to further the interests of the Joint Venture, including, without limitation, any financial statements, corporate resolutions, and other documentation and information as may be required by depositories of funds of the Joint Venture by insurers and by lenders or as may be required under the License Agreement or Procurement Agreement or in aid or defense of patents.

         18.2 Entire Agreement. All exhibits and schedules hereto shall be
              ----------------
deemed to be incorporated into and made part of this Agreement. This Agreement, together with the exhibits and schedules hereto, contains the entire agreement among the parties and there are no agreements, representations, or warranties which are not set forth herein. This Agreement may not be amended or revised except by a writing signed by all parties hereto.

         18.3 Binding Effect. This Agreement shall be binding upon and inure to
              --------------
the benefit of the parties hereto and their respective successors and assigns; provided, however, that, except as expressly provided herein, this Agreement and all rights hereunder may not be assigned by any party hereto except by written consent of the other parties hereto.

         18.4 Counterparts. This Agreement may be executed in any number of
              ------------
counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected hereon as the signatories.

         18.5 Notices. All notices, request, demands and other communications
              -------
required hereunder shall be in writing and shall be deemed to have been duly given or made if delivered personally, sent by facsimile transmission or telex confirmed in writing within two (2) business days, or sent by registered or certified mail, postage prepaid, as follows:

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

                           If to LVC:

                           LoJack Venture Corporation Corporation
                           Norfolk Place
                           333 Elm Street
                           Dedham, MA  02026

                           Attention:  C. Michael Daley, President

                           With a copy to:

                           Thomas A. Wooters, Esquire
                           Peabody & Arnold
                           50 Rowes Wharf
                           Boston, MA  02110

                           If to Micrologic:

                           Micrologic, Inc.
                           78 Fourth Avenue
                           Waltham, MA  02154
                           Attention:  Sheldon Apsell

Any Venturer may change the address to which such communications are to be sent to it by giving written notice of change of address to the other party in the manner provided above for giving notice.

         18.6 Provisions Separable. The provisions of this Agreement are
              --------------------
independent of and separable from each other, and no provision shall be affected or rendered invalid or unenforceable by virtue of the fact that for any reason any other or others of them may be invalid or unenforceable in whole or in part.

         18.7 Captions. The captions herein have been inserted solely for
              --------
convenience of reference and in no way define, limit or describe the scope or substance of any provision of this Agreement.

         18.8 Construction. The Venturers acknowledge that each Venturer and its
              ------------
counsel have reviewed and revised this Agreement and that the normal rules of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendments or exhibits hereto.

         18.9 Delays or Omissions. Any waiver, permit, consent or approval of
              -------------------
any kind or character of any breach or default under this Agreement, or any waiver of any provision or condition of this Agreement shall be effective only to the extent specifically set forth in writing.

         18.10 Consent to Jurisdiction. Each of the Venturers hereto agrees that
               -----------------------
any suit, action or proceeding instituted against such party under or in connection with this Agreement shall be brought exclusively in a court of competent jurisdiction of the Commonwealth of Massachusetts. By execution hereof, each Venturer hereto irrevocably waives any objection to, and any right of immunity on the grounds of, improper venue, the convenience of the forum, the personal jurisdiction of such courts or the execution of judgments resulting therefrom. Each Venturer hereto hereby irrevocably accepts and submits to the exclusive jurisdiction of such courts in any such action, suit or proceeding.

         18.11 Governing Law. The execution, interpretation, and performance of
               -------------
this Agreement shall be governed by the laws of the Commonwealth of Massachusetts.

         18.12 Assumed Name Certificate: The Venturers shall execute any assumed
               ------------------------
or fictitious name certificate or certificates required by law to be filed in connection with the formation of the Joint Venture and shall cause such certificate or certificates to be filed in the appropriate offices as required by law.

         IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be duly executed as an instrument under seal by its officer thereunto duly authorized as of the date first above written.

                                        LoJack Venture Corporation

                                        By:    /s/ Joseph F. Abely
                                           ---------------------------------
                                           Joseph F. Abely
                                           Title: President

                                        Micrologic, Inc.

                                        By:    /s/ Sheldon Apsell
                                           ---------------------------------
                                           Sheldon Apsell
                                           Title: President

                                   EXHIBIT B

                               LICENSE AGREEMENT
                               -----------------


     License Agreement (the "Agreement"), between SCT Development Venture, a joint venture (the "Venture") of LoJack Venture Corporation and Micrologic, Inc. ("Micrologic"), and LoJack Corporation, a Massachusetts corporation having its principal place of business at Norfolk Place, 333 Elm Street, Dedham, Massachusetts (hereinafter "LoJack"), with respect to certain proprietary rights and certain patents that have been registered or are being registered with the Patent and Trademark Office of the United States of America. The parties agree as follows:

I.   DEFINITIONS:
     -----------

     Field means all aspects of stolen Vehicle recovery systems and Vehicle
     -----
security systems, and any product or system in any way utilizing or operating on LoJack's Sector Activation System as it now or hereafter may be operated.

     Licensed Rights mean the LJU-III Patents and the LJU-III Proprietary
     ---------------
Information.

     LJU-III Patents.  All patents now or hereafter during the term of this
     ---------------
Agreement held by the Venture relating to LJU-III.

     LJU-III Products include all products manufactured or distributed in any
     ----------------
way utilizing or operating on LoJack's Sector Activation System as it is now or hereafter may be operated by LoJack, including third-generation LoJack Units for installation in consumer vehicles.

     LJU-III Proprietary Information means all unpatented proprietary
     -------------------------------
information of the Venture, including design details and operating characteristics, information relating to installation, and all other things treated as confidential by the Venture or not generally known, including all related software, file structures, documentation, algorithms and related software concepts, and all aspects of the Registration System, except as otherwise provided herein.

     LoJack System means the system for locating and recovering stolen motor
     -------------
vehicles utilizing a computerized transceiver located in the vehicle (the "LoJack Unit"), a terrestrial radio system for activating the LoJack Unit after report of the theft (the "Sector Activation System"), and method of assigning code numbers (the "Registration System") and a directional tracking unit designed for installation in police vehicles (the "LoJack Tracking Computer").

     Territory means, subject to Article VII, Section 4, anywhere in the world.
     ---------

     Vehicle means passenger motor vehicles, trucks, vans, motorcycles,
     -------
tractors, trailers, buses, motorized construction equipment, aircraft and water craft.

II.  LICENSE GRANTS:
     --------------

     1.   PATENT AND PROPRIETARY INFORMATION LICENSE
          ------------------------------------------

          1. For the term of this Agreement and within the Territory, the Venture grants to LoJack and its distributors and licensees, subject to all terms and conditions set forth in this Agreement, the exclusive right, with the right to sublicense, within the Field to make, use and sell LJU-III Products within the scope of the LJU-III Patents and the LJU-III Proprietary Information, provided, however, that LoJack's right to sublicense manufacture shall be limited to subcontractors manufacturing for LoJack, and shall not authorize distributors or licensees to manufacture. Initially, the Venture shall be responsible to manufacture, or select the manufacturer of, the LJU-III. LoJack shall have the right to approve the manufacturer, the specifications, and the terms of the contract, which approval shall not unreasonably be withheld or delayed. The Venture shall sell LJU-III units it manufactures or has manufactured to LoJack at its direct cost. The Venturers responsibility for and right to manufacture or contract for manufacturing LJU-III units shall be limited to the first 100,000 units. If earlier, such responsibility and right shall terminate one year after manufacturing commences, in the event of the termination of the Venture, or upon failure of the Venture to commence manufacturing.

     2. For the term of this Agreement and within the Territory, the Venture grants to LoJack and its distributors and licensees, subject to all terms and conditions set forth in this Agreement, the right, co-terminous and coextensive with the rights granted to LoJack herein, to sublicense the LJU-III Patents and the LJU-III Proprietary Information, provided, however, that LoJack may sublicense manufacturing only for the use of and sale by LoJack and not for sale to third parties.

     3. To the extent that any intellectual property developed by the Venture constitutes an improvement to inventions encompassed by patents owned by LoJack Corporation, such property hereby is assigned to LoJack, and LoJack shall have the right to file patents on and to own such improvements. The filing or granting of such patents shall not affect royalty or other obligations of LoJack pursuant to this Agreement.

III. LIMITATIONS AND USE:
     -------------------

     1.   USE OF LJU-III PROPRIETARY INFORMATION. The LJU-III Proprietary
          --------------------------------------
Information shall continue to be treated as Confidential by LoJack, and may be used by

LoJack only in connection with the rights granted hereunder, and with reasonable care to assure its continued confidentiality.

     2.   EXTENT OF LICENSES. Subject to the limitations set forth in paragraph
          ------------------
II, 2, above, the licenses granted herein shall be transferable within the Territory for use within the Field.

IV.  ROYALTIES.
     ---------

     1. In each year, LoJack shall pay to the Venture royalties based on the sale of third-generation LoJack Units according to the following formula:

          UNIT VOLUME                     PERCENTAGE OF
                                            WHOLESALE
                                         PRODUCT REVENUE
                                            RECEIVED
          First 99,999 Units                   5%

          Next 50,000 Units                   4.5%

          Next 50,000 Units                    4%

          All Additional Units                 3%

Such Royalties shall be payable thirty (30) days after the end of each calendar quarter.

     2. LoJack will pay to the Venture a minimum royalty of $8,333.33 per month, commencing twelve (12) months after initial production of third-generation LoJack Units commences. The minimum royalty shall be applicable to the second, third, fourth and fifth years of production only, and shall terminate after the fifth year.

     3. As soon as practicable after the end of each fiscal year, LoJack shall provide to the Venture accounting information sufficient to determine wholesale product revenue received for the sale of LJU-III Products and royalties due. The Venture shall have, at its own expense, the right to audit such information, on reasonable advance notice. All accounting and financial information provided by LoJack to the Venture shall be deemed confidential and proprietary information of LoJack Corporation.

V.   OWNERSHIP OF RIGHTS. LoJack acknowledges the Venture's exclusive right,
     -------------------
title and interest in and to the LJU-III Patents and the LJU-III Proprietary Information, and will not at any time do or cause to be done any act or thing contesting or in any way impairing or tending to impair any part of such right, title and interest. The Venture acknowledges the LoJack's exclusive right, title and interest in and to the intellectual property within the scope of Section II, 3, above, and will not at any time do or cause to be done any act or thing contesting or in any way impairing or tending to impair any part of such right, title and interest.

     Each party agrees that for the term of this Agreement it shall promptly notify the other in writing of any infringement or potential infringement of patents owned by such other party of which it becomes aware.

VI.  EXCLUSIVITY.  The rights granted herein are exclusive in the Field.
     -----------

VII. TERMINATION.
     -----------

     1. Except as specifically set forth below, the Venture shall not have the right to terminate this Agreement at any time, for any reason, with or without cause. In the event of a dispute between the parties, it shall be submitted to binding arbitration under the commercial rules of the American Arbitration Association, in Boston, Massachusetts. Both parties shall continue to perform this Agreement pending resolution of the dispute.

     2. If LoJack fails, for a continuous period of sixty days or more, to pay royalties due pursuant to this Agreement, the Venture shall have the right, on thirty (30) days advance written notice, to terminate this Agreement in its entirety.

     3. If LoJack ceases, for a continuous period of 12 months or more, to manufacture any LJU-III Products, the Venture shall have the right, on thirty
(30) days advance written notice, to terminate this Agreement in its entirety.

     4. The Venture shall have the right to limit the territories so as to exclude any designated country on six (6) months written notice to LoJack given not earlier than three (3) years from the commencement of manufacturing of the third-generation LoJack Unit, provided that LoJack shall not, directly or through a licensee or distributor, have sold the lesser of 25,000 LJU-III units, or units representing 2% of annual new vehicle sales, in such countries as operate a stolen vehicle recovery system compatible with such units. The Venture's right so to limit the Territory shall expire, and the Territory shall be restored to include such country, if, within six (6) months of the expiration of such notice period, the Venture a stolen vehicle recovery system operating in such country utilizing, at least in part, the LJU-III Patents or the LJU-III Proprietary Information. With respect to jurisdictions which operate incompatible systems, the Venture shall not supply units adapted for use with such system or contract for their supply unless the opportunity shall have been offered to and declined by LoJack.

     5. Upon any termination of the Venture, LoJack's rights to use the Licensed Rights within the Field and within the Territory shall continue, however, royalties will not be payable to the Venture. Upon any termination of the Venture, LoJack shall pay royalties to

Micrologic, Inc. in an amount equal to that percentage of the royalties which would have been due to the Venture pursuant to this Agreement had the Venture continued in existence which equals Micrologic.'s proportionate share in the Venture immediately prior to its termination.

     In witness whereof the parties have signed this agreement this 1st day of December, 1995.

                                          SCT DEVELOPMENT VENTURE
                                          By:
                                          MICROLOGIC, INC.



                                          By:
                                                ------------------------
                                                 duly authorized



                                          LOJACK VENTURE CORPORATION



                                          By:
                                                ------------------------
                                                 duly authorized



                                          LOJACK CORPORATION



                                          By:
                                                ------------------------
                                                 duly authorized

                                   EXHIBIT C

                         LJU-III DEVELOPMENT AGREEMENT
                         -----------------------------

     AGREEMENT made and entered into the 1st day of December, 1995, by and between SCT Development Venture (the "Venture"), a joint venture between LoJack Venture Corporation and Micrologic, Inc., and Micrologic, Inc., a corporation organized and existing under the laws of the Commonwealth of Massachusetts ("Micrologic").

                             W I T N E S S E T H :
                             -------------------

     WHEREAS, the business of Micrologic is to provide design, engineering and manufacturing services for entities seeking to develop and manufacture a product; and

     WHEREAS, the Venture has a concept and design elements and specifications for a new self-contained transponder technology using state of the art technology; and

     WHEREAS, Micrologic and the Venture desire to enter into an agreement by which Micrologic will undertake such engineering and development for the Venture to develop a next generation LoJack Unit (designated LJU-III) based on such technology.

     NOW, THEREFORE, in consideration of the mutual covenants expressed herein and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereby agree as follows:

I.   DEFINITIONS
     -----------

     1.1 "Cost," as incurred by Micrologic, shall mean hours spent by Micrologic employees directly on the Project at rates in effect on January 1, 1995, and actual out-of-pocket costs, including the cost for subcontractors and materials directly employed on the Project.

     1.2 "Developed Technology" shall mean the technology resulting from the activities and efforts of Micrologic pursuant to this Agreement.

     1.3 "LoJack Patents" shall mean all United States Letters patent now owned or hereafter acquired by LoJack Venture Corporation or its parent, LoJack Corporation.

     1.4 "Know-how" shall mean confidential information which is not generally known to the public including knowledge, techniques, processes and inventions owned, developed or acquired by and proprietary to the Company, relating to or developed in connection with the LoJack System.

     1.5 "LoJack Improvements" shall mean all Developed Technology which constitutes an improvement in the technology embodied in the LoJack Patents.

     1.6 "New Discoveries" shall refer to all developments, discoveries, improvements, inventions, processes and trade secrets, whether or not tangible, that are conceived, developed or reduced to practice, alone or jointly with others, from the date hereof through termination of this Agreement, which relate in any way to the Project.

     1.7 "Project" shall refer to the further development by Micrologic of the new transponder technology referred to above. Specifically, it shall refer to the development of the LJU-III consistent with the specifications attached as Exhibit A.

II.  RESEARCH AND DEVELOPMENT SERVICES.
     ---------------------------------

     2.1 Micrologic hereby agrees to exercise its best efforts to perform all research and development necessary to complete the Project and to assist the Venture in securing any patent or technology license necessary to enable the Venture, its licensee or assignee, to commercially exploit the work product of the Project. The parties acknowledge that the very nature of a research and development program precludes a detailed statement in advance of the work that will be required to complete the Project but the description, attached as Exhibit B, prepared by Micrologic, describes the work to be performed. The parties intend that Micrologic will, under this Agreement, develop new technology that will enable the Venture or LoJack or its designee to produce the LJU-III and other products on or before October l, l996, complete LJU-III testing on or before January l, l997, commence production on or before July l, l997, and will use its best efforts to complete various aspects of the Project on or before such dates.

     2.2  Warranty. Micrologic will perform the agreed upon services using their
          --------
best efforts and warrants professional workmanship and conduct. However, Micrologic cannot and does not guarantee that any engineering or product development effort provided by Micrologic shall result in a commercially LJU-III product, and does not guarantee the ultimate commercial success of any developed product, or assume any liability in connection with the development, manufacture, distribution, or use of a product, machine, or model thereof. Product documentation resulting from the development project shall conform to the usual and customary standards of Micrologic.

     EXCEPT AS STATED HEREIN, MICROLOGIC DISCLAIMS ALL WARRANTIES, EITHER EXPRESSED, IMPLIED OR STATUTORY, WITH RESPECT TO ANY DEVELOPED PRODUCT, OR ANY DEVELOPMENT OR ENGINEERING SERVICE, INCLUDING THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. ANY EXPRESS WARRANTY STATED IN THIS AGREEMENT IS IN LIEU OF ALL OBLIGATIONS OR LIABILITIES OF

MICROLOGIC FOR DAMAGES INCLUDING, BUT NOT LIMITED TO, GENERAL SPECIAL OR CONSEQUENTIAL DAMAGES ARISING OUT OF OR IN CONNECTION WITH THE DELIVERY, USE OR PERFORMANCE OF THE LJU-III PRODUCT OR PRODUCT DOCUMENTATION OR ARISING FROM THE NEGLIGENCE OF MICROLOGIC, ITS EMPLOYEES, OFFICERS, DIRECTORS, OR CONSULTANTS.

         Any warranties extend solely to LoJack and all warranty claims must be made by LoJack and not by customers or other successors or assigns of LoJack.

 III.    PAYMENT.
         -------

         The Venture agrees to pay Micrologic on a staged basis for Cost incurred in connection with performance of the attached description of work, with an estimated total development cost of between Six Hundred Seventy-five Thousand Dollars ($675,000) and Eight Hundred Twenty-five Thousand Dollars ($825,000), provided, however, that the total cost of the Project as defined in
            --------  -------
Paragraph 1.7 shall not exceed Eight Hundred Twenty-five Thousand Dollars ($825,000) unless specifically authorized in advance by the Venture. The Venture agrees to pay Micrologic for costs incurred prior to the date of this Agreement in accordance with the payment terms set forth herein.

         Micrologic will deliver invoices for services and expenses at the beginning of each calendar month for those services and expenses rendered to the Venture in the prior calendar month. Terms of payment are net thirty (30) days from the date of receipt of the invoice by the Venture.

IV.      LIMITATIONS ON EXPENDITURES.
         ---------------------------

         4.1 Both parties understand that the Venture intends to secure Federal income tax treatment pursuant to Internal Revenue Code Section 174 for payments made to Micrologic under this Agreement. Accordingly, Micrologic agrees to apply all sums received under this Agreement only to qualifying research and experimental expenditures relating to this Project.

         V.   REPORTS AND RECORDS.
              -------------------

         5.1 Micrologic shall provide to the Venture within ten (10) days of the end of each calendar month a report in such reasonable detail as the Venture may require setting forth:

              (a) all of its labor hours by category, material expenses, subcontract, travel, and miscellaneous expenses relating to the Project during such period;

              (b) the work performed by Micrologic during such period pursuant to this Agreement; and

              (c) the status of the Project at the end of the period. The estimated cost to complete.

         5.2 Micrologic shall keep and maintain, in accordance with generally accepted accounting principles and practices, proper and complete books and records of account documenting all costs and expenses.

         5.3  Micrologic immediately shall notify LoJack, in writing if:

              (a) Micrologic determines that it is not feasible or practicable to develop LJU-III consistent with the specifications attached as Exhibit A;

              (b) The cost to complete development of LJU-III will greatly exceed prior estimates; or

              (c) The time required to complete the development of LJU-III shall substantially exceed the guidelines set forth in Section 2.1, above.

         VI.  OWNERSHIP, DISCLOSURE AND PATENTS.
              ---------------------------------

         6.1 Except as provided in Subsection (c), the Venture shall have full and exclusive right, title and interest in and to:

              (a) all general and specific knowledge, know-how, experience and information developed, acquired or conceived by Micrologic in performing its obligations under this Agreement including, without limitation, design features, processes, schematics, manufacturing procedures, test procedures and parts information; and

              (b) all physical manifestations or embodiments of such knowledge, experience and information, including without limitation all documents and writings and all copies thereof developed or made by Micrologic, and including without limitation, all patent rights, patentable information, patent applications, engineering and manufacturing information, schematics, layout drawings, assembly drawings, printed circuit patterns, specifications, parts lists, inspection procedures, test procedures and engineering prototype models. Micrologic may retain possession of all study models and prototypes constructed by Micrologic.

              (c) LoJack shall own and have all patent and other rights to the LoJack Improvements.

         6.2 Micrologic shall routinely or upon demand disclose in writing to the Venture all developments, discoveries, inventions, improvements and trade secrets, whether or not tangible, that are conceived, developed or reduced to practice alone or jointly with others from the date hereof through termination of this Agreement which relate in any way to the Project. Such matters are herein referred to as the "New Discoveries."

         6.3 Micrologic agrees to participate in and cooperate in the preparation, filing and prosecution of such United States and foreign patent applications relating to the new Discoveries as the Venture or LoJack shall reasonably request in writing. Except as provided in paragraph 6.1 (c), above, all such applications and patents will be owned exclusively by the Venture. All costs and expenses incurred pursuant to this Paragraph 6.3 shall be borne by the Venture.

         6.4 Micrologic hereby assigns to the Venture all rights to all software developed in connection with the Project and agrees to deliver all instruments or writings reasonably requested and necessary by the Venture to perfect its title to such software.

         6.5 Within thirty (30) days of termination of this Agreement for any reason, Micrologic will deliver to the Venture all property owned by the Venture held by or under the control of Micrologic relating to the Project.

         VII. CONFIDENTIALITY.
              ---------------

         7.1 Micrologic agrees to keep confidential and all new discoveries and all information relating thereto, and not to disclose the same to any third party whatsoever and to use the same only for the purpose of performing its obligations under this Agreement and for no purpose whatsoever following the termination of this Agreement.

         7.2 Not later than thirty (30) days after the termination of this Agreement, provided that the Venture is not in default of any of its obligations, Micrologic shall deliver to the Venture or its designee property:

               (a)  furnished to Micrologic by the Venture, or

               (b) developed or made by Micrologic pursuant to this Agreement, or

               (c)  which embodies or reflects the New Discoveries.

         Such property shall include, without limitation, all property in which the Venture or LoJack has ownership rights pursuant to Section 6.1 above. In the case of any such documents other than items created by Micrologic as a result of information furnished to Micrologic by the Venture, Micrologic shall deliver a certificate certifying that all such documents or items or all copies thereof have been destroyed.

         7.3 The provisions of this Article VII shall survive the termination of this Agreement.

         7.4 Micrologic agrees that remedies at law may be inadequate to protect against breach of this Article VII, and Micrologic hereby consents to the granting of injunctive relief, whether temporary, preliminary or final, in favor of the Venture without proof of actual damages.

         VIII. TECHNICAL ASSISTANCE.
               --------------------

         Micrologic agrees to make available to the Venture or its designee, at reasonable times and places and on reasonable notice the services of technical personnel to consult with, instruct and assist the Venture or its designee in technical matters relating to the New Discoveries in particular and the LoJack System in general, at the Venture's expense. The cost for this work is not included in previous figures of Section III and shall be billed separately.

         IX.   TERMINATION.
               -----------

         This Agreement (other than Articles VI and VII) will terminate upon the earliest of:

               (a)  completion of the Project;

               (b)  thirty (30) days written notice by either party; or

               (c) the institution of voluntary or involuntary proceedings by or against either party in bankruptcy or under any solvency law, or corporate reorganization, the appointment of a receiver, or petition for the dissolution of such party or an assignment by such party for the benefit of creditors.

         X.    MISCELLANEOUS.
               -------------

         10.1 This Agreement sets forth and constitutes the entire agreement and understanding between the parties hereto with respect to the subject matter hereof, supersedes any and all prior agreements, understandings, promises and representations made by either party to the other concerning the subject matter hereof and the terms applicable hereto. This Agreement may not be released, discharged, amended or modified in any manner except by and instrument in writing signed by duly authorized officers of both parties hereto.

         10.2 If any provision of this Agreement is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction, such provision shall be deemed amended to conform to applicable law so as to be valid and enforceable or, if it cannot be so amended without materially altering the intention of the parties, it shall be stricken and the remainder of this Agreement shall remain in full force and effect.

         10.3 This Agreement shall be deemed to have been entered into and shall be construed and enforced in accordance with the laws of the Commonwealth of Massachusetts.

         10.4 No waiver of any right under this Agreement shall be deemed effective unless contained in a writing signed by the party charged with such waiver, and no waiver of any right arising from any breach or failure to perform shall be deemed to be a waiver of any future such right or of any other right arising under this Agreement.

         10.5 Headings contained in this Agreement are included for convenience only and form no part of the Agreement or understanding between the parties.

         10.6 Notices required and permitted hereunder shall be in writing and shall be delivered in person or sent by registered certified mail, postage prepaid, addressed as follows:

               to the Venture:

               LoJack Venture Corporation
               Norfolk Place
               333 Elm Street
               Dedham, MA  02026

               Attention:  C. Michael Daley, President

               to Micrologic:

               Micrologic, Inc.
               78 Fourth Avenue
               Waltham, MA  02154

               Attention:  Sheldon Apsell, President

         10.7 This Agreement may be executed in any number of counterparts, each of which shall be an original and all of which shall constitute together but one in the same document.

         10.8 Neither this Agreement nor any right or obligation arising hereunder may be assigned, in whole or in part, by either party without the prior written consent of the other party; provided, however, that the Venture may contract with others in furtherance of the research and development to be undertaken pursuant to this Agreement.

         This Agreement shall be binding upon any assignor and, subject to the restrictions on assignment herein set forth, shall inure to the benefit of the successors and assigns of each of the parties hereto.

         IN WITNESS WHEREOF, the parties have executed this Agreement on the date first set forth above.

ATTEST:                             LoJack Venture Corporation


                                    By:
--------------------------              -----------------------------

ATTEST:                             MICROLOGIC, INC.


                                    By:
--------------------------              -----------------------------